UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 10, 2010 (September 3, 2010)

CHINA INFORMATION TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34076	98-0575209
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

21st Floor, Everbright Bank Building,
Zhuzilin, Futian District,
Shenzhen, Guangdong, 518040
People's Republic of China
(Address of Principal Executive Offices)

(+86) 755 -8370-8333
(Registrant's telephone number, including area code)

China Information Security Technology, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01   Other Events.

On September 3, 2010, Wuda Geoinformatics Co., Ltd (“Geo”), a majority-owned subsidiary of iASPEC Software Co, Ltd (“iASPEC”), the variable interest entity of China Information Technology, Inc. (the “Company”), increased its registered capital from RMB 60,000,000 (approximately $8,849,680) to RMB 79,200,000 (approximately $11,681,588). The RMB 19,200,000 (approximately $2,831,900) increase was contributed by iASPEC, the minority shareholders of Geo and a group of new shareholders, comprising of the management teams of both GEO and iASPEC, including Mr. Lin, the Company’s chief executive officer and the sole shareholder of iASPEC.

The board of directors of iASPEC and the Company approved iASPEC’s less than pro rata contribution of RMB 7,410,000 (approximately $1,092,936), and approved the participation of the management teams of Geo and iASPEC in the capital increase as an incentive and to align their interests with the interests of Geo and iASPEC. As a result of the capital increase, the equity interest owned by iASPEC in Geo was reduced from 57% to 52.54%, and the management teams of Geo and iASPEC now hold 11.02% of the equity interest in Geo.

The Company’s revised information regarding subsidiary holdings is attached as Exhibit 21 hereto and is incorporated herein by reference. The Company's press release regarding the transaction is furnished at Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description

21	Subsidiaries
99.1	Press Release dated September 10, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA INFORMATION TECHNOLOGY, INC.

Dated: September 10, 2010	By: /s/ Jiang Huai Lin Jiang Huai Lin Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

21	Subsidiaries
99.1	Press Release dated September 10, 2010